BYLAWS
                                       OF
                         AMERICAN ENERGY SERVICES, INC.

                                TABLE OF CONTENTS

ARTICLE I.   Offices ....................................................... 1
ARTICLE II.  Shareholders................................................... 1
         Section  1.  Annual Meeting ....................................... 1
         Section  2.  Special Meetings...................................... 1
         Section  3.  Place of Meeting ..................................... 1
         Section  4.  Notice of Meeting .................................... 2
         Section  5.  Closing of Transfer Records or Fixing of Record Date . 2
         Section  6.  Voting Lists ......................................... 3
         Section  7.  Quorum ............................................... 3
         Section  8.  Proxies .............................................. 4
         Section  9.  Voting of Shares ..................................... 4
         Section 10.  Voting of Shares by Certain Holders .................. 4
         Section 11.  Order of Business and Rules of Procedure ............. 4
         Section 12.  Inspectors of Election ............................... 5
         Section 13.  Transfer of Ownership Stock .......................... 5

ARTICLE III.  Board of Directors ........................................... 6
         Section 1.  General Powers ........................................ 6
         Section 2.  Number, Tenure and Qualifications ..................... 6
         Section 3.  Regular Meetings ...................................... 6
         Section 4.  Special Meetings ...................................... 6
         Section 5.  Notice ................................................ 6
         Section 6.  Quorum ................................................ 7
         Section 7.  Manner of Acting ...................................... 7
         Section 8.  Vacancies ............................................. 7
         Section 9.  Compensation .......................................... 7
         Section 10. Presumption of Assent.................................. 7

ARTICLE IV.  Officers ...................................................... 7
         Section 1.  Number ................................................ 7
         Section 2.  Election and Term of Office ........................... 8
         Section 3.  Removal ............................................... 8
         Section 4.  Vacancies ............................................. 8
         Section 5.  Chairman of the Board ................................. 8
         Section 6.  President ............................................. 8
         Section 7.  Vice-Presidents ....................................... 8
         Section 8.  Secretary ............................................. 9
         Section 9.  Treasurer ............................................. 9
         Section 10. Assistant Secretaries and Assistant Treasurers ........ 9
         Section 11. Salaries .............................................. 9
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   ARTICLE V. Indemnification of Directors, Officers, Employees and Agents..10

   ARTICLE VI. Contracts, Loans, Checks and Deposits ...................... 10
         Section 1.  Contracts ............................................ 10
         Section 2.  Loans ................................................ 10
         Section 3.  Checks, Drafts, Etc .................................. 10
         Section 4.  Deposits ............................................. 10

   ARTICLE VII. Certificates for Shares and Their Transfer ................ 10
         Section 1.  Certificates for Shares .............................. 10
         Section 2.  Transfer of Shares ................................... 11

   ARTICLE VIII. Fiscal Year .............................................. 11

   ARTICLE IX. Distributions .............................................. 11

   ARTICLE X. Share Dividends ............................................. 11

   ARTICLE XI. Seal ....................................................... 11

   ARTICLE XII. Amendments ................................................ 12

   ARTICLE XIII. Notice and Waiver of Notice .............................. 12

   ARTICLE XIV. Action Without a Meeting .................................. 12
         Section 1.  Written Consent ...................................... 12
         Section 2.  Conference Telephone ................................. 12

   ARTICLE XV. Books and Records .......................................... 13

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                                     BYLAWS
                                       OF
                         AMERICAN ENERGY SERVICES, INC.

                                   ARTICLE I.

                                    OFFICES

     The principal office of the Corporation in the State of Texas shall be located in the City of Houston, County of Harris. The Corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation in the State of Texas may be, but need not be, identical with the principal office in the State of Texas, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II.

                                  SHAREHOLDERS

    Section 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held on the day and at the time designated by the Board of Directors and shall be for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for the annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as convenient.

     Section 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the majority of the members of the Board of Directors, the Chairman of the Board, if any, or the President, and shall be called by the President at the request of the holders of not less than one-tenth (1/10th) of all the outstanding shares of the Corporation entitled to vote at the meeting for any purpose or purposes, unless otherwise prescribed by statute.

     Section 3. PLACE OF MEETING. Meetings of Shareholders may be held at any place designated in the notice or waiver of notice of the meeting, either within or without the State of Texas. If no designation is so made, meetings of Shareholders shall be held at the principal office of the Corporation.


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      Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid and certified with return receipt requested.

      Section 5.     CLOSING OF TRANSFER RECORDS OR FIXING OF RECORD DATE.

            (a) FIXING RECORD DATES FOR MATTERS OTHER THAN CONSENTS TO ACTION. The Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period not to exceed fifty (50) days for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any distribution, or in order to make a determination of Shareholders for any other proper purpose (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares). If the share transfer records are closed as set forth in this Section, the records shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, the date to be not more than fifty (50) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which the particular action requiring determination of Shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a distribution or share dividend (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares), the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made by closing the share transfer records and the stated period of closing has expired.

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            (b)  FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date has previously been determined by the Board of Directors, whenever action by Shareholders is proposed to be taken by consent in writing without a meeting of Shareholders, the Board of Directors may fix a record date for the purpose of determining Shareholders entitled to consent to that action, which record date shall not proceed, and shall not be more than ten (10) days after, the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not otherwise required by statute, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of Shareholders are recorded. Delivery to the Corporation's principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining Shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

      Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books of the Corporation shall make a complete alphabetical list of Shareholders entitled to vote at such meeting, or any adjournment thereof, their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any Shareholder at any time during usual business hours. The Shareholder list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.

     Section 7. QUORUM. The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders unless otherwise provided in the Articles of Corporation. If the holders of less than a majority of the outstanding shares are represented at a meeting, the holders of a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any

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business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

      Section 8. PROXIES. At all meetings of Shareholders, a Shareholder may vote either in person or by proxy executed in writing by the Shareholder. A telegraph, telex, cablegram, or similar transmission by a Shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a Shareholder, shall be treated as an execution in writing for this purpose. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy will be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

      Section 9. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote on each matter for which it is entitled to vote unless a contrary number or percentage of votes for such share is specifically set forth in the Articles of Corporation of the Corporation.

      Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

      A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Shares standing in the name of the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 11. ORDER OF BUSINESS AND RULES OF PROCEDURE. At all annual and special meetings of Shareholders the following order of business may be used to the extent the chairman of the meeting determines the order to be helpful:

              (1) Call to order;

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            (2)   Election of a Chairman and appointment of a Secretary of the meeting;

            (3) Presentation of proof of due calling and notice of the meeting;

            (4)   Presentation and examination of proxies;

            (5)   Ascertainment and announcement of presence of quorum;

            (6)   Approval of or waiver of approval of prior minutes;

            (7)   Reports of officers;

            (8)   Nomination of Directors;

            (9)   Receipt of motions and resolutions;

            (10)  Discussion of election of Directors, motions and resolutions;

            (11)  Vote on Directors, motions and resolutions;

            (12)  Any other unfinished business;

            (13)  Any other new business;

            (14)  Adjournment.

            Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Board of Directors may appoint one (1) or more inspectors of election. If an appointment of election inspectors is made and any appointed person fails to serve, the Chairman of the meeting may appoint a replacement. If an inspector of election is appointed, he shall: (a) determine the number of shares outstanding, the voting power of each share, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receive votes, assents and consents, and hear and determine all challenges and questions in any way arising in connection with a vote; (c) count and tabulate all votes, assents and consents, and determine and announce results; and (d) do all other acts as may be proper to conduct elections or votes with fairness to all Shareholders.

      Section 13. TRANSFER OF OWNERSHIP STOCK. Shares representing ownership of the capital stock of this Corporation shall be freely transferable subject, however, to the content of any buy/sell and/or stock purchase or redemption agreement and Article VII of the Bylaws and any amendments thereto, between this Corporation and its Shareholders, and any Shareholder may transfer capital stock to any other Shareholder, to the Corporation itself, or to a person who is not a Shareholder and provided further that the terms and conditions of any buy/sell and/or stock

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purchase or redemption agreement, and any such amendments thereto, are fully satisfied. In the event such transfer occurs, then such new Shareholder shall have all the rights and privileges of any other Shareholder of this Corporation.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

      Section 1. GENERAL POWERS. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation.

      Section 2. NUMBER, TENURE AND OUALIFICATIONS. The number of Directors of the Corporation shall be the number of the members of the initial Board of Directors as set forth in the Articles of Corporation or such other number, not less than one (1), as may be specified in an amendment to this provision of the Bylaws. Each Director shall hold office until the next annual meeting of Shareholders or until his successor shall have been duly elected and qualified. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors or by the unanimous consent action of Shareholders as provided in Article XIV of these Bylaws. Directors must be residents of the State of Texas and Shareholders of the Corporation.

      Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. By resolution, the Board of Directors may provide the time and place, either within or without the State of Texas, for the holding of additional regular meetings without notice other than such resolution.

      Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Texas, as the place for holding any special meeting of the Board of Directors called by them.

      Section 5. NOTICE. Notice of any special meeting, effective upon delivery in accordance herewith, shall be given at least one (1) day prior thereto by oral or written notice delivered personally, or by written notice mailed to each Director at his business address or by telegram or facsimile transmission. If mailed, the notice shall be deemed to be delivered three (3) days following its deposit in the United States mail so addressed, with postage thereon prepaid and certified with return receipt requested. If notice is given by telegram, it shall be deemed to be delivered when delivered to the telegraph company. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the

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meeting is not lawfully called or convened. The business to be transacted at a special meeting of the Board of Directors shall be specified in the notice of such meeting.

      Section 6. QUORUM. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

      Section 7. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

      Section 9. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid a fixed sum and/or their expenses of attendance, if any, at each meeting of the Board of Directors, or may be paid a stated salary for acting as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 10. PRESUMPTION OF ASSENT. A Director who is present at a meeting of the Board of Directors shall be presumed to have assented to any action taken thereat unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV.

                                    OFFICERS

      Section 1. NUMBER. The officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers, including a Chairman of the Board, one (1) or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and assistant officers as the Board of Directors may deem to be necessary may be elected or appointed by the Board of Directors.

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Any two (2) or more offices may be held by the same person. If any two (2) or more offices are held by the same person, such person shall be entitled to exercise the rights and duties of each such office as set forth hereinafter. If the holder of two (2) or more corporate offices is required to sign any corporate documents, instruments, certificates, agreements, or any other documents on the Corporation's behalf, then the signature of such person in any one (1) of his capacities shall be sufficient to bind the Corporation.

     Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors to be held immediately after, and at the same place as, the annual meeting of the Shareholders. If the election of officers shall not be held at the annual meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his death, resignation or removal, or until his successor shall have been duly elected and shall have qualified.

     Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. VACANCIES. A vacancy in any office resulting from death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if a Chairman of the Board is elected by the Directors, shall be the chief executive officer of the Corporation, and subject to the Board of Directors, shall in general supervise and control all of the affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors.

      Section 6. PRESIDENT. Subject to the Chairman of the Board, if any, and the Board of Directors itself, the President shall in general supervise and control all of the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman of the Board of Directors, if any, and the Board of Directors from time to time.

      Section 7. VICE-PRESIDENTS. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice-President, if any (or in the event there be more than one (1) Vice-President, the Vice-Presidents in the order designated at the time of their election,

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or in the absence of any designation then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, if any, the President or by the Board of Directors.

      Section 8. SECRETARY. The Secretary shall: (a) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, if any, the President or by the Board of Directors.

      Section 9. TREASURER. The Treasurer, if any and if required by the Board of Directors, shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) deposit all such moneys in the name of the Corporation in the banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board of Directors, if any, the President or by the Board of Directors.

      Section 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. If required by the Board of Directors, the Assistant Treasurers shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform the duties of the Secretary or the Treasurer, respectively, in his absence and such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board of Directors, if any, the President or the Board of Directors.

      Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving his salary by reason of the fact that he is also a Director of the Corporation.

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                                   ARTICLE V.

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     The Corporation shall indemnify its past and present Directors, officers, employees and agents to the fullest extent permitted and in the manner provided by Article 2.02-1 of the Texas Business Corporation Act, and other applicable law, against any liability asserted against any such person and incurred by him in such a capacity or arising out of his status as such a person, including reasonable expenses incurred by such person in connection with a proceeding relating to such liability. In addition, the Corporation may purchase liability insurance for such persons against any such liability.

                                   ARTICLE VI.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authorization may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of monies, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer, officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select from time to time.

                                  ARTICLE VII.

                      CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in the form as shall be determined by the Board of Directors. The certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All

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certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                  ARTICLE VIII.

                                   FISCAL YEAR

       The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE IX.

                                  DISTRIBUTIONS

     The Board of Directors of the Corporation may authorize, and the Corporation may make, distributions from time to time in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE X.

                                 SHARE DIVIDENDS

     The Board of Directors of the Corporation may authorize, and the Corporation may pay, share dividends from time to time in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE XI.

                                      SEAL

     The Board of Directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation. If a corporate seal is adopted it may be used by causing it, or a facsimile thereof, to be affixed to documents of any nature executed by corporate officers or agents; provided, however, it shall

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not be necessary for a document executed in the name and on behalf of the
Corporation by any authorized officer or agent to have a seal affixed in order to fully bind the Corporation, and the adoption of a corporate seal shall not be construed in any way to require the use of a corporate seal in order for an otherwise properly executed document to be fully binding on the Corporation.

                                  ARTICLE XII.

                                   AMENDMENTS
     The power to alter, amend, or repeal these Bylaws and to adopt new Bylaws is delegated to the Board of Directors, but any Bylaws so adopted, altered, or amended by the Board of Directors may be altered or repealed by a majority vote of the Shareholders.

                                  ARTICLE XIII.

                           NOTICE AND WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these Bylaws, and unless otherwise provided hereunder, said notice shall be deemed to be sufficient if deposited in the United States mail, postage prepaid and certified with return receipt requested, addressed to the person entitled thereto at his address as it appears on the books of the Corporation, and that notice shall be deemed to have been delivered three (3) days following the date it was mailed. A waiver of notice shall be deemed equivalent to receipt of notice when it has been signed by the person or persons entitled to said notice, whether before or after the time stated therein. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors or Shareholders need be specified in the waiver of notice of the meeting.
                                  ARTICLE XIV.

                            ACTION WITHOUT A MEETING

     Section 1. WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Shareholders, Board of Directors, or any committee may be taken without a meeting if a written consent setting forth the action so taken is signed by all the Shareholders, Directors, or committee members, as the case may be, and such action shall have the same force and effect as if it were approved by a unanimous vote at a meeting thereof, duly and regularly called.

     Section 2. CONFERENCE TELEPHONE. Shareholders, Directors, or members of any committee may participate in and hold a meeting thereof by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in this manner at a meeting shall constitute presence in person at

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the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of any meeting involving participation by conference telephone or similar communications equipment shall be prepared and kept in the same manner as minutes of any other meetings.

                                  ARTICLE XV.

                                BOOKS AND RECORDS

     The Corporation shall keep books and records including, but not limited to, minutes of the proceedings of its Shareholders, its Board of Directors, and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business a record of the original issuance of shares issued by the Corporation and a record of each transfer if those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current Shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them.

      I hereby certify, as Secretary of the Corporation, that the foregoing are the Bylaws of the Corporation, as adopted by written consent of the Board of Directors in lieu of organizational meeting the 10th day of February, 1996.


                            SID MCCARRA, Secretary

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